Exhibit 99.1
Enterprise Financial Services Corp May 2020

Forward Looking Statements In addition to historical information, some of the information in this presentation may contain “forward-looking statements” within the meaning of and intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include projections based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of acquisitions. Forward-looking statements include, but are not limited to, statements about the Company’s plans, expectations, and projections of future financial and operating results, as well as statements regarding the Company’s plans, objectives, expectations or consequences of announced transactions. The Company uses words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue,” and “intend”, and variations of such words and similar expressions, in this release to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to efficiently integrate acquisitions, including the Trinity acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, our ability to recover our investments in loans, fluctuations in the fair value of collateral underlying loans, changes in business prospects that could impair goodwill estimates and assumptions, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting policies and practices or accounting standards, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss (“CECL”) model, which changed how we estimate credit losses and may increase the required level of our allowance for credit losses after adoption on January 1, 2020, uncertainty regarding the future of LIBOR, natural disasters, war or terrorist activities, or pandemics, or the outbreak of COVID-19 or similar outbreaks, and their effects on economic and business environments in which we operate. These risks and other uncertainties as well as other risk factors are further discussed in the Company’s 2019 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and are accessible at the Investor Relations section of the Company’s website (www.enterprisebank.com) and on the SEC’s website (www.sec.gov). Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws. This presentation is not an offer to sell securities, nor is it a solicitation of an offer to buy securities in any locality, state, country or other jurisdiction where such distribution, publication, availability or use would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as to the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. 2 2

Terms of the Proposed OfferingIssuer Enterprise Financial Services Corp Security Subordinated Notesdue 2030 Rating BBB by Kroll Offering Type SEC Registered Amount $50 Million Rate Structure Fixed-to-Floating Rate Maturity 10Years Call Date 5 Years Covenants Consistent with regulatory limitationsof Tier 2 Capital Use of Proceeds General corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock, and for investments in the Bank as regulatory capital Book-Running Manager Co-Manager 3

 About Enterprise Financial Services Corp

Enterprise Financial Services Corp

Company Overview

- NASDAQ: EFSC
- Headquartered in Clayton, MO
  - Within the St. Louis, MO MSA
- Enterprise Bank & Trust founded in 1988; EFSC founded in 1995
- Total assets of $7.5 billion, as of March 31, 2020
- 37 full-service branches, located within Missouri, New Mexico, Arizona and Kansas

Franchise



Operates in
Kansas City
St. Louis
Phoenix
New Mexico

Financial Highlights

Dollars in millions

Balance Sheet	Total Assets	$7,501
	Gross Loans	$5,458
	Total Deposits	$5,990
	Loan / Deposit Ratio	91.1%
	Tangible Common Equity [1]	$612
	Total Equity	$846
Capital	Total Equity / Total Assets	11.28%
	Tang. Common Equity / Tang. Assets [1]	8.42%
	Tier 1 Leverage Ratio	9.94%
	CET1 Ratio	9.58%
	Tier 1 Capital Ratio	11.03%
	Total RBC Ratio	12.85%
Profitability	Core Net Interest Margin [1]	3.71%
	Cost of Deposits	0.68%
	Return on Avg. Assets	0.70%
	Return on Avg. Common Equity	5.98%
	Return on Avg. Tangible Common Equity [1]	8.22%
	Core Efficiency Ratio [1]	51.2%
Asset Quality	NPAs / Assets	0.56%

Note: Financial metrics as of or for the quarter ended March 31, 2020

1) See Appendix for reconciliation of non-GAAP financial measures

5

6  Four Urban MarketsSt. Louis Kansas City New Mexico Phoenix Loans¹ $2.6 billion $832 million $636 million $383 million Total Deposits ($000)¹ $3.7billion $826 million $1.0 billion $233 million Branches ² 21 7 6 2 Deposit Market Share³ 4th/ 4.59% 16th/ 1.29% 7th/ 3.23% 30th/ 0.17% Primary Competitors US Bancorp Bank of America Commerce UMB Commerce Bank of America Wells Fargo Bank of America BOK Financial Corp JPMorgan Chase Wells Fargo Bank of America

 The Enterprise Story 7 Our Mission  Guiding people to a lifetime of financial success Our Vision  To be a company where our associates are proud to work, that delivers ease of navigation to our customers and value to our investors, while helping our communities flourish7

Executive Leadership Team

James B. Lally
President & Chief Executive Officer, EFSC
Years at Enterprise: 16 | Years in Banking: 28

Jim Lally is President and CEO of Enterprise Financial Services Corp (Nasdaq: EFSC). He is a passionate advocate for the company's mission to ensure a lifetime of financial success through unmatched client attention, education and philanthropy. Throughout his career, Jim has helped EFSC achieve record financial results, increased market share, and industry-leading customer satisfaction. Before being named CEO in May of 2017, he served as President of EFSC, Director of Fee Businesses and Director of Commercial Banking for Enterprise Bank & Trust, the company's principal subsidiary. Before joining EFSC, Jim worked in various commercial banking capacities with U.S. Bank and Commerce Bank.

A native of St. Louis, Jim received his MBA from the University of Missouri–St. Louis and his Bachelor of Science degree in finance from Saint Louis University. In June of 2016, Jim completed The Executive Program at the Darden School of Business University of Virginia.



Keene S. Turner, CPA
EVP & Chief Financial Officer, EFSC
Years at Enterprise: 6 | Years in Banking: 20

Keene previously served at National Penn Bancshares, Inc. in Pennsylvania as Executive Vice President and Chief Accounting Officer. Prior to National Penn, Turner was a vice president at the investment banking firm Griffin Financial Group, where he advised financial institutions on mergers, acquisitions and other strategic matters. He is a CPA, with public accounting experience at Ernst & Young, LLP.

Turner is a summa cum laude graduate of Albright College in Reading, Pennsylvania with a Bachelor of Science Degree in Economics, Accounting and Business Administration.



Scott R. Goodman
President, Enterprise Bank & Trust
Years at Enterprise: 17 | Years in Banking: 31

In his role as President of Enterprise Bank & Trust, Scott directs Enterprise's commercial, business and consumer banking channels as well as the various fee business lines including wealth management in all three of its markets. He also serves on the Board of Enterprise Bank & Trust and on Enterprise Financial's executive management committee.

Scott has held numerous positions since joining Enterprise in 2003. Prior to Enterprise, Scott held various positions at US Bank and Boatman's Bank. He has over 30 years of professional experience in financial management and banking.

Goodman received his BSBA in Accounting/Finance from Rockhurst University in Kansas City, MO in 1985 and his MBA from St. Louis University in 1989.



Doug Bauche
Chief Credit Officer, Enterprise Bank & Trust
Years at Enterprise: 20 | Years in Banking: 30

Bauche is Chief Credit Officer of Enterprise Bank & Trust and chair of the company's Executive Credit Committee.

His career started with Mercantile Bancorporation in Springfield, Missouri in 1990 as a commercial lender. In 1994, he transferred with Mercantile to the St. Louis area to assist with the acquisition and integration of a commercial bank. Through 1997, Bauche continued to assist Mercantile with numerous other bank acquisitions. In 1997, Bauche was promoted within Mercantile's community bank credit administration, which oversaw all large (>$3 million) commercial credit origination in Mercantile's community banking markets throughout Missouri, Arkansas, Illinois and Iowa. In 2000, Bauche joined Enterprise Bank & Trust, as a Vice President of commercial lending, where he developed a substantial portfolio of middle market C&I clients. In 2009, he was promoted to lead the bank's St. Charles Region and subsequently assumed the chairperson's responsibility of the St. Louis Regional Credit Committee and became a voting member of the Executive Credit Committee. In 2014, Doug was promoted to President of Enterprise Bank's St. Louis Region.

Doug is a 1992 graduate from Missouri State University. He is a member of the Lewis & Clark Young-Presidents Organization. He serves as a member of the BJC St. Peters & Progress West Hospital Foundation Board.



8

 Business Line Overview Business and Personal Banking Services •Lending services include C&I, CRE, real estate construction and development, residential real estate, and consumer loans •Wide variety of deposit products  •Complete suite of treasury management and international trade services •Tax credit brokerage activities, consisting of the acquisition of Federal and State tax credits and the sale of these tax credits to clients •Enterprise Trust provides financial planning, estate planning, investment management, and trust services to businesses, individuals, institutions, retirement plans, and non-profit organizations  Specialized Lending and Product Niches •Support mid-market company mergers and acquisitions in many domestic markets, marketing directly to targeted private equity firms, principally SBICs, and provide primarily senior debt financing to portfolio companies  Enterprise Value Lending / Senior Debt Financing Life Insurance Premium Finance •Acquire 10-year streams of Missouri state tax credits from affordable housing development funds and sell the tax credits to clients and other individuals for tax planning purposes •The Company has a minority ownership in a partnership that acquires, invests and sells, state low income housing tax credits; Enterprise lends the partnership money with 6 -12 year terms and receives interest income and fee income when projects close and when credits are sold  Tax Credit Related Lending Tax Credit Brokerage Agriculture Enterprise Aircraft Finance •Specialize in financing whole life insurance premiums utilized in high net worth estate planning, through relationships with boutique estate planners throughout the United States  •Secured lender on affordable housing projects funded through the use of federal and state low income housing tax credits •Provide leveraged and other loans on projects funded through the U.S. Department of the Treasury Community Development Financial Institution (“CDFI”) New Markets Tax Credit Program •Have been selected to distribute New Markets Tax Credits and continue to participate in the application process, as well as serve as a secured lender to other allocatees  •Provide specialized financing and leasing solutions for the acquisition of owner-operator fixed and rotor wing aircraft including aircraft used as a primary business asset as well as short-term floor plans   •Engage in lending to agricultural businesses, including farms, for both real estate loans and operational loans principally in Missouri, Illinois, and Kansas •Agriculture loans are secured with equipment, cattle, crops or other non-real property and at times the underlying real property 9

Financial Summary

 $6.9 $7.2 $7.3 $7.3 $7.5 $6.6 $6.7 $6.8 $6.9 $7.0 $7.1 $7.2 $7.3 $7.4 $7.5 $7.6 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Total Assets ($B)  Balance Sheet Metrics Total Assets Total Deposits Gross Loans$5.0 $5.1 $5.2 $5.3 $5.5 $4.7 $4.8 $4.9 $5.0 $5.1 $5.2 $5.3 $5.4 $5.5 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Gross Loans ($B) $5.5 $5.6 $5.6 $5.8 $6.0 $5.3 $5.4 $5.5 $5.6 $5.7 $5.8 $5.9 $6.0 $6.1 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Total Deposits ($B) 91% 93% 93% 92% 91% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Loans / Deposits (%)  Loans / Deposits Our Growth Strategy is First and Foremost Client Relationship Driven11

 Return on Average Assets Return on Average Equity1.10% 1.05% 1.60% 1.58% 0.70% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 ROAA (%) 9.89% 9.09% 13.66% 13.43% 5.98% 12.93% 12.92% 19.08% 18.54% 8.22% 0.00% 4.00% 8.00% 12.00% 16.00% 20.00% 24.00% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 ROAE (%) ROATCE (%) ¹  Net Interest Margin Efficiency Ratio3.87% 3.86% 3.81% 3.68% 3.79% 3.79% 3.80% 3.69% 3.64% 3.71% 3.00% 3.25% 3.50% 3.75% 4.00% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Net Interest Margin (%) Core Net Interest Margin (%) ¹ 64.7% 66.6% 49.9% 50.5% 50.4% 54.1% 53.3% 51.7% 50.7% 51.2% 30.0% 40.0% 50.0% 60.0% 70.0% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Efficiency Ratio (%) Core Efficiency Ratio (%) ¹  Earnings and Profitability Metrics 1)See Appendix for reconciliation of non-GAAPfinancial measures  Attractive Core Performance Measures12

 2.0 2.7 2.7 2.6 2.5 2.9 3.4 3.2 3.3 3.1 1.8 2.4 2.5 2.4 2.2 0.2 0.6 1.2 3.4 2.0 2.3 2.9 4.0 2.7 3.6 $9.2 $12.0 $13.6 $14.4 $13.4 $0.0 $3.0 $6.0 $9.0 $12.0 $15.0 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Wealth Management Deposit Services Charges Card Services Tax Credit Income Other  Noninterest Income and Noninterest Expense Note: Dollars in millions Noninterest Income Noninterest Expense7.3 10.3 0.4 19.4 20.7 20.8 20.4 21.7 2.6 3.2 3.2 3.5 3.3 10.5 14.9 13.8 14.5 13.7 $39.8 $49.1 $38.2 $38.4 $38.7 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Merger Expenses Compensation and Benefits Occupancy Other  •Other noninterest income is composed of swap fees, CDE, mortgage, non-core acquired income and miscellaneous •Noninterest income accounted for approximately 18% of 2020Q1 total revenues  •Other noninterest expense is composed of adjustments in ORE, core deposit amortization, card processing costs, employee support fund contribution, FDIC assessment costs and miscellaneous 13

 Historical Capital Ratios 1)See Appendix for reconciliation of non-GAAPfinancial measures  TCE / TA ¹ Tier 1 Leverage Ratio Tier 1 Capital Ratio Total Risk Based Capital Ratio8.35% 8.43% 8.54% 8.89% 8.42% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 TCE / TA (%) 11.43% 9.81% 9.83% 10.05% 9.94% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Leverage Ratio (%) 11.25% 11.06% 11.17% 11.40% 11.03% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Tier 1 Capital Ratio (%) 12.86% 12.62% 12.72% 12.90% 12.85% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Total Capital Ratio (%)14

 Loan Diversification Note: Financial data as of March 31, 2020 1)Dollars in millions  Loan Composition by Product Type Total Loans by Business Unit ¹ Loan Composition by Industry Type CRE34.9% Construction8.2% Residential6.3% Consumer2.1% EVL8.1% LIPF9.1% Tax Credit6.5% Agriculture3.1% C&I21.7% Real Estate/ Rental/Leasing 28.9% Finance and Insurance 16.7% Manufacturing7.8% Other Services7.0% Wholesale Trade6.0% Accommodation & Food Service5.4% Other Services28.2% Total $5.5Billion Concentration Ratios CRE / Bank Level Total Risk Based Capital: 257% ADC / Bank Level Total Risk Based Capital: 59% Total $5.5Billion 2019Q1      2019Q4      2020Q1 2019Q1      2019Q4      2020Q1 2019Q1      2019Q4      2020Q1 2019Q1      2019Q4      2020Q1 2019Q1      2019Q4      2020Q115

 Loan Summary Note: Dollars in millions 1)Specialized categories may include a mix of C&I, CRE, Construction and land development, or Consumer & Other loans 2020Q1 2019Q4 2019Q1 C&I –General $1,186 $1,187 $1,129 CRE, Investor Owned –General 1,319 1,290 1,183 CRE, Owner Occupied –General 585 582 576 Enterprise Value Lending¹ 441 429 440 Life Insurance Premium Financing¹ 497 473 441 Residential Real Estate –General 346 366 433 Construction and Land Development–General 446 429 345 Tax Credits¹ 354 294 235 Agriculture¹ 168 140 126 Consumer & Other –General 116 124 109 Total Loans $5,458 $5,314 $5,017

 Loan Portfolio:  C&I and Commercial Real Estate by Industry Note: Financial data as of March 31, 2020 Investor Owned CRE Loans by Industry Owner Occupied CRE Loans by Industry C&I Loans by Industry Finance and Insurance 34.7% Manufacturing 14.1% Wholesale Trade9.6% Professional Services7.0% Real Estate/ Rental/Leasing5.7% Retail Trade4.5% Other24.4% Total $2.5Billion Real Estate/Rental/Leasing 17.6% Agricultural 16.9% Retail Trade15.3% Wholesale Trade7.8% Manufacturing7.8% Construction6.4% Other28.2% Real Estate/ Rental/Leasing 77.5% Accommodation, Food Service 10.5% Health Care, Social Assistance6.1% Other5.9% Total $1.3 Billion Total $721 Million$2,227 $2,265 $2,303 $2,361 $2,469 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 C&I Loans ($M)17

 Loan Portfolio:  Enterprise Value Lending and Hospitality Note: Financial data as of March 31, 2020 Hospitality Enterprise Value Lending (EVL) Manufacturing 34.4% Professional Technical 15.1% Wholesale Trade14.5% Waste Management10.1% Construction4.8% Arts & Entertainment4.0% Other17.1% Total $441 Million •40% of EVL loans are sourced in the Midwest, 21% in the Southeast, 16% in the Northeast, 12% in the Southwest and 11% in the West •There are 181 loans within this portfolio with an average balance of $2.4 million •100% of the portfolio was internally reviewed to identify businesses most at risk for impacts from COVID-19; external review contracted for 2020Q2 •90% of the portfolio is sponsored by a Small Business Investment Company (“SBIC”) licensed by the SBA •As of May 5, 2020, 60% of the portfolio had been approved for PPP funding •30% of the portfolio is secured by borrowing bases •Top 10 sponsors make up half of the EVL portfolio •Average 8-year relationship and 10 deals  Total $358 Million Commercial Real Estate 55.1% Construction 22.1% EVL4.9% Tax Credits3.9% C&I14.0% •By subsector, 61% of the portfolio falls within hotels and campgrounds, 21% are food and drink services and 18% are amusement and recreation •There are 273 loans within this portfolio with an average balance of $1.3 million •Internally reviewed 99% of hotel portfolio and 71% of restaurant portfolio •Average LTV between 60-62% •86% of committed exposure for hotels and 40% for restaurants have full recourse •42% of the restaurant portfolio is represented by two borrowers, both of which have been approved for PPP loans 18

 Loan Portfolio:  Energy-Related and Agricultural  Note: Financial data as of March 31, 2020 Agricultural Energy-Related Hog & Pig Farming 28.3% Corn Farming 21.5% Beef Cattle18.3% Dairy Cattle5.9% Soybean Farming5.6% Misc Crop10.0% Other10.4% Total $168 Million •80% of the portfolio is attributable to CRE –Owner Occupied; 20% is attributable to C&I •There are 170 loans within this portfolio with an average balance of $1.0 million •Experienced farming operations, well secured by •Accounts Receivable •Livestock •Real Estate •Diversified portfolio generally supported by production contracts and hedge strategies  C&I 53.6% Construction 5.7% CRE24.2% Residential/ Consumer0.7% EVL12.4% Aircraft3.4% Merchant Wholesaler 31.7% Manufacturing 22.4% Gas Stations15.3% Transportation/Warehousing10.4% Utilities7.6% Other9.2% Professional3.4% •There are 86 loans within this portfolio with an average balance of $1.6 million •Internally reviewed 82% of portfolio •76% of committed exposure has full recourse  •Diversified with distribution, wholesaling, rail transportation, pipe coating and convenience stores with gas pumps  By Type By Subsector Total $140 Million Total $140 Million19

Aircraft Finance 53.5% CRE-Owner Occupied 43.8% C&I2.7% Retail Trade 75.5% Real Estate, Rental, Leasing 6.3% Transportation & Warehousing4.8% Manufacturing4.4% Other9.0% Loan Portfolio:  Auto Dealer / Aircraft Lending and Secured by Marketable Securities Note: Financial data as of March 31, 2020 Secured by Marketable Securities Auto Dealer / Aircraft Lending •There are 100 loans within this portfolio with an average balance of $1.7 million •Internally reviewed 81% of portfolio •Auto Dealers are primarily secured by real estate, i.e. no floor-plan loans •90% of committed exposure has full recourse  •Aircraft lending, $93.2 Million •Advance rate 70-75% of retail value •Personal recourse from owners, with a typical short-term 6-month facility  •There are 241 loans within this portfolio with an average balance of $2.5 million •Reviewed 80% of the non-LIPFportfolio •Currently showing a minimal margin shortfall  •LIPFPortfolio •The life insurance policies financed have an earnings floor of 0%, and therefore cannot lose value •Enterprise does not finance variable policies that may lose value  Life Insurance Premium Finance 81.6% CRE-Investor Owned 1.9% Other5.7% C&I9.6% Agricultural1.2% Finance & Insurance 82.6% Management 6.0% Other11.4% By Type By Subsector Total $175 Million Total $175 Million Total $609 Million Total $609 Million20

Summary Asset Quality

Non-Performing Assets



$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.24%
0.42%
0.33%
0.45%
0.56%
$16.4
$30.4
$24.1
$32.8
$42.3
2019Q1
2019Q2
2019Q3
2019Q4
2020Q1
NPAs ($M)
NPAs / Assets (%)

Non-Performing Loans



$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.19%
0.39%
0.30%
0.50%
0.68%
$9.6
$19.8
$15.6
$26.4
$37.2
2019Q1
2019Q2
2019Q3
2019Q4
2020Q1
NPLs ($M)
NPLs / Loans (%)

Net Charge-Offs



$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
0.16%
0.08%
0.08%
0.19%
0.09%
$1.8
$1.0
$1.1
$2.5
$1.2
2019Q1
2019Q2
2019Q3
2019Q4
2020Q1
NCOs ($M)
NCOs / Average Loans (%)

Loan Loss Reserves



$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.86%
0.85%
0.85%
0.81%
1.69%
$43.1
$43.8
$44.6
$43.3
$92.2
2019Q1
2019Q2
2019Q3
2019Q4
2020Q1
LLR ($M)
LLR / Loans (%)

21

 Deposit Mix Note: Financial data as of March 31, 2020; dollars in millions 1)Excludes reciprocal deposits  Deposit Composition Cost of Total Deposits Brokered Deposits ¹$519.1 $574.4 $501.4 $519.6 $593.3 9.37% 10.33% 8.91% 9.00% 9.91% 8.00% 8.50% 9.00% 9.50% 10.00% 10.50% $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Brokered Deposits ($M) As a Percent of Total Deposits (%) 1.02% 0.94% 0.94% 0.81% 0.68% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 Cost of Deposits (%)  Noninterest-bearing 22.6% Interest-bearing transaction 23.2% Money market and savings41.4% Brokered certificates of deposit2.8% Other certificates of deposit9.9%Noninterest-bearing $1,355 Interest-bearing transaction 1,390 Money market and savings 2,480 Brokered certificates of deposit 171 Other certificates of deposit 595 Total $5,990  Total $6.0 Billion22

 Securities Portfolio Note: Financial data as of March 31, 2020 •The following table presents the amortized cost, gross unrealized gains and losses and fair value of securities available for sale and held to maturity: •At March 31, 2020, there were no holdings of securities of any one issuer in an amount greater than 10% of shareholders’ equity, other than U.S. Government agencies and sponsored enterprises •The agency mortgage-backed securities are all issued by U.S. Government agencies and sponsored enterprises Gross Gross Allowance Amortized Unrealized Unrealized for Credit Fair Cost Gains Losses Losses Value Security Type ($000) ($000) ($000) ($000) ($000) Available-for-sale securities: Obligations of U.S. Government-sponsored enterprises $9,960 $270 -- -- $10,230 Obligations of states and political subdivisions 243,863 10,373 (205) -- 254,031 Agency mortgage-backed securities 863,698 23,465 (496) -- 886,667 U.S. Treasury bills 9,973 613 -- -- 10,586 Total securities available for sale $1,127,494 $34,721 ($701) -- $1,161,514 Held-to-maturity securities: Obligations of states and political subdivisions $11,688 $153 -- ($1) $11,840 Agency mortgage-backed securities 44,720 1,924 -- -- 46,644 Corporate debt securities 122,827 162 (3,090) (302) 119,597 Total securities held to maturity $179,235 $2,239 ($3,090) ($303) $178,081  AFS -Obligations of U.S. Government-sponsored enterprises 0.8% AFS -Obligations of states and political subdivisions 19.0% AFS -Agency mortgage-backed securities66.2% AFS -U.S. Treasury bills0.8% HTM -Obligations of states and political subdivisions0.9% HTM -Agency mortgage-backed securities3.5% HTM -Corporate debt securities8.9% Total $1.3 Billion23

Liquidity Detail Note: Financial data as of March 31, 2020 1)The Bank has unsecured federal funds lines with six correspondent banks  Additional Sources of Bank Funding Dividend Capacity Holding Company Detail •Under Federal Reserve policies, financial holding companies may pay cash dividends on common stock only out of income available over the past year if prospective earnings retention is consistent with the organization’s expected future needs and financial condition and if the organization is not in danger of not meeting its minimum regulatory capital requirements •Federal Reserve policy also provides that financial holding companies should not maintain a level of cash dividends that undermines the financial holding company’s ability to serve as a source of strength to its banking subsidiaries •Under Missouri law, the Bank may pay dividends to the Company only from a portion of its undivided profits and may not pay dividends if its capital is impaired •Management believes the projected level of cash at the holding company will be sufficient to meet all projected cash needs Amount Available Type Outstanding ($000) ($000) FHLB $222,000 $591,000 Federal Reserve Bank $0 $1,133,000 Unsecured Federal Funds ¹ $0 $90,000 American Financial Exchange $0 $296,000 Total $222,000 $2,110,000 Amount Available Type Outstanding ($000) ($000) Cash & Due from Banks $13,726 Interest Bearing Balances $6,480 Senior Unsecured Revolving Credit Agreement $0 $25,000 Unsecured Term Loan Agreement $32,857 $0 Subordinated Debt $50,000 $0 Trust Preferred $92,000 $0 Total $174,857 $45,206 24

  •Interest rate risk management practices are aimed at optimizing net interest income, while guarding against deterioration that could be caused by certain interest rate scenarios •The Company determines the sensitivity of its short-term future earnings to a hypothetical plus or minus 100 to 300 basis point parallel rate shock through the use of simulation modeling •The following table summarizes the expected impact of interest rate shocks on net interest income •Due to the current level of interest rates, the 300 basis point downward shock scenario is not shown in the table below •At March 31, 2020, the Company had $2.5 billion in variable rate loans that are based on LIBOR and $0.4 million that are based on Prime •Approximately 80% of the LIBOR based loans are indexed to one-month LIBOR •The Company occasionally uses interest rate derivative financial instruments as an asset/liability management tool to hedge mismatches in interest rate exposure indicated by the net interest income simulation described above  •to modify the Company’s exposures to interest rate fluctuations and provide more stable spreads between loan yields and the rate on their funding sources Interest Rate Risk Management and Sensitivity Note: As of March 31, 2020Annual Percent ChangeRate Shockin Net Interest Income+ 300 bp9.9%+ 200 bp6.8%+ 100 bp3.5%- 100 bp(6.3)%- 200 bp(7.0)%25

Illustrative Impact of the Proposed Debt Offering

Dollars in thousands

Calculation of Double Leverage						
	For the Year Ended December 31,				For the Quarter Ended,	
	2016	2017	2018	2019	3/31/2020	Pro Forma, 3/31/2020 [1]
Equity Investment in Subsidiaries	$421,336	$632,080	$691,148	$990,654	$976,065	$976,065
Consolidated Equity	$387,098	$548,573	$603,804	$867,185	$846,436	$846,436
Double Leverage Ratio	**108.8%**	**115.2%**	**114.5%**	**114.2%**	**115.3%**	**115.3%**

Calculation of Interest Coverage						
	For the Year Ended December 31,				For the Twelve Months Ended,	
	2016	2017	2018	2019	3/31/2020	Pro Forma, 3/31/2020 [1]
Total Deposit Interest	$10,841	$17,200	$33,769	$49,856	$47,924	$47,924
Subordinated Debt and TruPS - Outstanding	1,894	5,095	5,798	7,507	7,778	7,778
Subordinated Debt - Proposed Offering	0	0	0	0	0	2,750
Other Borrowing Interest	994	2,940	6,330	9,054	8,761	8,761
Total Interest Expense	13,729	25,235	45,897	66,417	64,463	67,213
Pre-Tax Income	$74,839	$86,517	$104,577	$116,036	$111,616	$108,866
Interest Coverage (including deposit expense)	**6.5x**	**4.4x**	**3.3x**	**2.7x**	**2.7x**	**2.6x**
Interest Coverage (excluding deposit expense)	**26.9x**	**11.8x**	**9.6x**	**8.0x**	**7.7x**	**6.6x**
Pre-Tax Income, Adjusted [2]	$76,557	$92,979	$105,848	$134,005	$144,579	$141,829
Interest Coverage (including deposit expense)	**6.6x**	**4.7x**	**3.3x**	**3.0x**	**3.2x**	**3.1x**
Interest Coverage (excluding deposit expense)	**27.5x**	**12.6x**	**9.7x**	**9.1x**	**9.7x**	**8.4x**

1) Assumes $50.0 million in gross subordinated notes, a 5.50% coupon, variable underwriting fees of 1.50%, fixed offering costs of $300,000 and that proceeds from the offering are invested in cash (0% risk weight); assumes that 0% of net offering proceeds are down-streamed to Enterprise Bank & Trust
2) Excludes one-time merger and restructuring charges; 2020Q1 adjusted pre-tax income excludes provision expense primarily attributable to COVID-19

26

 Capital Ratios Over Time 1)Assumes $50.0 million in gross subordinated notes, a 5.50% coupon, variable underwriting fees of 1.50%, fixed offering costs of $300,000 and that proceeds from the offering are invested in cash (0% risk weight); assumes that 0% of net offering proceeds are down-streamed to Enterprise Bank & Trust 13.48% 12.21% 13.02% 12.90% 12.85% 13.61% 11.53% 11.36% 12.26% 12.40% 12.37% 12.37% 10.00% 10.50% 11.00% 11.50% 12.00% 12.50% 13.00% 13.50% 14.00% 2016 2017 2018 2019 2020 Q1 Pro Forma ¹Enterprise Financial Services Corp - Total Risk-Based Capital RatioEnterprise Bank & Trust - Total Risk-Based Capital Ratio27

Summary

Highly focused, **proven** business model

Incredible track record of commercial loan growth

Wide product breadth and **diversified** income stream

Differentiated competitive **lending expertise**

Thoughtful expansion into Kansas City, Phoenix and New Mexico

Strong **profitability** with a balance sheet positioned for cautious future growth

Excellent asset quality; characterized **prudent** credit and interest rate risk management

Relationship-oriented distribution and sales approach

28

 COVID-19 Pandemic Response Overview

 Timeline of Actions: Key Milestones JAN. 23 Discussions begin about virus FEB. 27  Developed COVID-19 Communication and Action Plan Taskforce (CAP Taskforce) MAR. 10  Restricted travel and began canceling in-person meetings and events MAR. 23 Various internal controls adjusted for further contingencies APR. 3 Bank launches SBA Paycheck Protection Program MAR. 30 Bank launches bank sponsored loan deferment programs for clients MAR. 15 Business travel ban and work-from-home mandate  MAR. 4 Measures including restricted travel to conferences and social distancing guidelines JAN. 27  COVID-19 communication begins with associates; marketing begins developing messages  MONITOR & PLAN ACTIVATION  IMPLEMENTATION  APR 10 Bank launches associate relief program through foundation MAR. 2 Public Health Emergency Declared 30

 Associate Protection & Assistance Regular pay for associates unable to work from home due to COVID-19 relatedillness, caring for ill family member or childcare school closures  Health benefits expanded to cover COVID-19 related issues Premium Pay for retail associates working in roles that require direct physical contact with clients or in the office working closely with others Drive thru only (except 5 locations) to reduce potential COVID-19 exposure for associates Virtual recognition program launched for peer-to-peer recognition  Weekly 401(k) webinars being conducted for our associates by Wealth Management Promotion of Employee Assistance Program (EAP) benefit for confidential associate support by phone or video 31

Community and Client Programs

As a preferred provider of SBA Section 7(a) loans, we provided a live client virtual event to walk through SBA Loan Relief Programs. **(2,500 attendees, 500+ webinar downloads)**

Donated $50,000 in the St. Louis Small Business Relief Fund set up by St. Louis County, City and the Economic Development Partnership.

Continuing to provide Enterprise University courses online, for business leaders to have continued access to industry expertise, at no cost, during this time.

Offering clients virtual networking, crisis communication education, and access to a growing resource catalog of best practices provided by business leaders across the region.



Important Highlights for Business Owners Economic Injury Disaster Loan (EIDL)
BETTER YOUR BUSINESS KNOWLEDGE.
ENTERPRISE UNIVERSITY
ONE COURSE AT A TIME.
Business Qualifications & Eligibility Checklist
Permitted Use of Proceeds

Programs launched to provide temporary relief for those hit hard by the pandemic

- **Consumer Loan Deferral Program**
  Defer monthly payment
- **Small Business Loan Program**
  Fixed-rate working line of credit up to $25,000
- **Commercial Loan Program**
  Custom programs by request
- **Credit Card Skip-A-Pay Program**

32

 SBA Paycheck Protection Program (PPP) Our Focus We are committed to getting loans for applicants approved and funded as quickly and efficiently as possible. Dedicated team of our most experienced associates focused since April 3 on the PPP loan process Centralized process created with assembly line to isolate touchpoints and process loans efficiently  Streamlining the procedures wherever possible Website resources page addresses the most frequently asked question we’re receiving along with frequent updates 33

 Appendix

Use of Non-GAAP Financial Measures The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as adjusted EPS, core net interest income, core net interest margin, tangible common equity, core efficiency ratios, ROATCE, adjusted ROAA, adjusted ROAE, and adjusted ROATCE, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The Company considers its adjusted EPS, core net interest income, core net interest margin, core efficiency ratio, adjusted ROAA, adjusted ROAE, ROATCE, adjusted ROATCE, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of non-core acquired loans, which were acquired from the FDIC and previously covered by loss share agreements, and the related income and expenses, the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures include contractual interest on non-core acquired loans, but exclude incremental accretion on these loans. Core performance measures also exclude expenses directly related to non-core acquired loans. Core performance measures also exclude certain other income and expense items, such as merger related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject. The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.35

 36  CECL Adjustment Balance: March 31, 2020 Net Recoveries Provision for Credit Losses PCDLoans Charged-off ¹ CECL Adoption Balance: December 31, 2019 Note: Dollars in thousands  1)Under the Company’s credit policy, nonaccrual loans less than $100,000 are immediately charged-off

Reconciliation of Non-GAAP Financial Measures

($ in thousands)	Quarter ended Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
CORE PERFORMANCE MEASURES					
Net interest income	$ 63,368	$ 61,613	$ 63,046	$ 61,715	$ 52,343
Less: Incremental accretion income	1,273	576	2,140	910	1,157
Core net interest income	62,095	61,037	60,906	60,805	51,186
Total noninterest income	13,408	14,418	13,564	11,964	9,230
Less: Other income from non-core acquired assets	—	4	1,001	2	365
Less: Gain on sale of investment securities	4	(94)	337	—	—
Less: Other non-core income	—	—	—	266	—
Core noninterest income	13,404	14,508	12,226	11,696	8,865
Total core revenue	75,499	75,545	73,132	72,501	60,051
Total noninterest expense	38,673	38,354	38,239	49,054	39,838
Less: Other expenses related to non-core acquired loans	12	33	18	103	103
Less: Merger related expenses	—	—	393	10,306	7,270
Core noninterest expense	38,661	38,321	37,828	38,645	32,465
Core efficiency ratio	51.21%	50.73%	51.73%	53.30%	54.06%
NET INTEREST MARGIN TO CORE NET INTEREST MARGIN (TAX EQUIVALENT)					
Net interest income	$ 63,978	$ 62,141	$ 63,483	$ 62,109	$ 52,595
Less: Incremental accretion income	1,273	576	2,140	910	1,157
Core net interest income	$ 62,705	$ 61,565	$ 61,343	$ 61,199	$ 51,438
Average earning assets	$ 6,791,459	$ 6,704,506	$ 6,604,083	$ 6,453,005	$ 5,510,489
Reported net interest margin	3.79%	3.68%	3.81%	3.86%	3.87%
Core net interest margin	3.71	3.64	3.69	3.80	3.79

37

Reconciliation of Non-GAAPFinancial MeasuresQuarter ended ($ in thousands) Mar 31, 2020 Dec 31, 2019 Sep 30, 2019 Jun 30, 2019 Mar 31, 2019 SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS Shareholders’ equity $ 846,436 $ 867,185 $ 846,095 $ 825,501 $ 797,835 Less: Goodwill 210,344 210,344 211,251 211,251 207,632 Less: Intangible assets 24,585 26,076 27,626 29,201 31,048 Tangible common equity $ 611,507 $ 630,765 $ 607,218 $ 585,049 $ 559,155 Total assets $ 7,500,643 $ 7,333,791 $ 7,346,791 $ 7,181,855 $ 6,932,757 Less: Goodwill 210,344 210,344 211,251 211,251 207,632 Less: Intangible assets 24,585 26,076 27,626 29,201 31,048 Tangible assets $ 7,265,714 $ 7,097,371 $ 7,107,914 $ 6,941,403 $ 6,694,077 Tangible common equity to tangible assets 8.42% 8.89% 8.54% 8.43% 8.35% 38